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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 23, 2004







                    Southern Community Financial Corporation


     North Carolina               000-33227                       56-2270620
(State of incorporation)     (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)


   4605 Country Club Road, Winston-Salem, North Carolina         27104
         (Address of principal executive offices)              (Zip Code)

                    Issuer's telephone number: (336) 768-8500
                                             ------------------



                    This document contains 2 pages, excluding
                                   exhibits.


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ITEM 7(C):  EXHIBITS

         Exhibit 99:       Press Release


ITEM 9.  REGULATION FD DISCLOSURE

Southern Community Financial Corporation (Nasdaq: SCMF) announced today that F. Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation will speak at the Southeast 2004 Super-Community Bank Conference on February 2nd at 4:40 P.M.

The two-day event will be held at The Ritz Carlton Hotel in Atlanta, Georgia on February 2nd and 3rd and will be webcast live at www.super-communitybanking.com. The webcast can also be accessed through Southern Community's website at www.smallenoughtocare.com under Investor Relations.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust and The Community Bank. The Community Bank operates ten banking offices serving markets in Pilot Mountain, Mount Airy, Sandy Ridge, Madison, Union Grove, Dobson, King, Walnut Cove, and Jonesville, North Carolina. Southern Community Bank and Trust operates eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina.

Southern Community's common stock trades on The Nasdaq National Market under the symbol SCMF and trust preferred securities under the symbols SCMFP and SCMFO. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                    SOUTHERN COMMUNITY FINANCIAL CORPORATION

                                    By: /s/ Richard M. Cobb
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                                            Richard M. Cobb
                                            Executive Vice President and
                                              Chief Financial Officer

                                    Date:   January 23, 2004